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                                                        Exhibit 25.(a)


                             POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that INVESTORS TRADING AB constitutes and appoints FREDRIK NILERT, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all Schedules (including, without limitation, Schedules 13D), Statements and Reports which the undersigned may be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.



                                          INVESTORS TRADING AB


Dated: March 27, 1995                     By:  /s/ Anders Rydin
                                               Anders Rydin
                                               Director and President